Exhibit 99.1

Janover Reports First Quarter 2024 Financial Results and Provides Business Update

Achieves 17% Sequential Increase in Revenue for Q1 2024 Compared to Q4 2023

18% of the Total Revenue Consisted of Recurring Revenue

Quarterly Revenue Per Transaction Increased 10%

Boca Raton, FL – May 14, 2024 – Janover Inc. (Nasdaq:  JNVR) (“Janover” or the “Company”), an AI-enabled platform for commercial real estate transactions, today provided a business update, and announced its financial results for the first quarter ended March 31, 2024.

Q1 2024 Key Financials

•	17% sequential increase in revenue for Q1 2024 compared to Q4 2023;
•	16% sequential increase in Small Business Administration (SBA) revenue for Q1 2024 compared to Q4 2023;
•	Revenue per transaction increased 10% year-over-year for the first quarter ended March 31, 2024;
•	18% of the total revenue consisted of recurring subscription revenue in Q1 2024;
•	$3.9 million in cash and cash equivalents as of March 31, 2024; and
•	No material debt or other instruments on the balance sheet.

Blake Janover, CEO of Janover, stated, “I am pleased to report that despite significant dislocation in the commercial real estate market, we achieved more than 17% sequential growth for the first quarter of 2024. This was due in part to the strength of our SBA business line, which experienced a sequential increase of 16%, as well as our focus on pursuing larger loan opportunities to enhance revenue per transaction. This strategy has resulted in a 10% year-over-year increase in revenue per transaction for the quarter ending March 31, 2024. Perhaps most importantly, approximately 18% of our total revenue consisted of recurring revenue in the first quarter of 2024 from software-as-a-service (“SaaS”) subscriptions. The acquisition of Groundbreaker in November 2023, a recurring revenue B2B SaaS platform for commercial property professionals, coupled with the recent launch of Janover Insurance Group (“Janover Insurance"), positions us to significantly bolster recurring and contractual revenue for the remainder of fiscal 2024. We will continue to focus on improving revenue by focusing on larger loan opportunities and products per transaction, while moving towards more and more recurring, subscription, and contractual revenue offerings.”

“We are cultivating a robust array of premium, tech-powered product offerings aimed at delivering maximum value and experience to our customers and ultimately our shareholders. Our product mix is increasingly comprised of high margin, recurring revenue products, including Groundbreaker and Janover Insurance (which renews annually), supported by our cutting-edge AI enabled platform. Additionally, our digital media assets include dozens of websites, generating over 100 million impressions annually on Google and facilitating tens of billions of dollars in loan applications each year. Our core multifamily, commercial real estate, and SBA finance marketplace round out our comprehensive suite of services. All of this is enabled by a team that provides world-class customer service and a team of expert advisors. We believe we have established a meaningful foundation and a highly scalable infrastructure, which we believe positions us well for future growth and real value to our shareholders in the years to come. I appreciate everyone that is with us on the journey during what we know is a challenged market. We’ve built something special here and I’m incredibly excited about where our new business lines combined with our current offerings will take us in the years ahead.”

Financial Results

Revenue for the quarter ended March 31, 2024, was approximately $411,000 compared to approximately $467,000 for the quarter ended March 31, 2023. This decrease was primarily due to a reduction in closed loans compared to the same period in 2023. However, revenue per transaction increased 10% due to the increase in loan size. Additionally, 18% of our total revenue consisted of recurring revenue. Sales and marketing expenses for the quarter ended March 31, 2024, were approximately $416,000, compared to approximately $294,000 for the quarter ended March 31, 2023. The majority of the increase can be attributed to an increase in compensation and benefits expense during the three months ended March 31, 2024, due to an increase in employees, compared to the same period in 2023. Net loss was approximately $964,000, or $0.09 basic and diluted loss per share, for the quarter ended March 31, 2024, compared to net loss of approximately $220,000, or $0.03 basic and diluted loss per share, for the quarter ended March 31, 2023.  Adjusted EBITDA loss was approximately $837,000, or $0.07 basic and diluted loss per share, for the quarter ended March 31, 2024, compared to adjusted EBITDA loss of approximately $175,000, or $0.03 basic and diluted loss per share, for the quarter ended March 31, 2023.  Adjusted EBITDA and adjusted EBITDA per share are non-GAAP financial measures (defined below).

About Janover Inc.

Janover is an AI-enabled platform for commercial real estate transactions. The Company seeks to revolutionize the commercial real estate lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Through the Company’s online platform, it provides technology that connects commercial mortgage borrowers looking for capital to refinance, build, or purchase commercial property, including, but not limited to, apartment buildings, to commercial property lenders. Borrowers include, but are not limited to, owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners, which Janover believes represents a significant growth opportunity. Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more. Additional information about the Company is available at: https://janover.co/.

To view the latest investor presentation, please visit https://ir.janover.co/.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the effect of and uncertainties related the ongoing volatility in interest rates; (ii) our ability to achieve and maintain profitability in the future; (iii) the impact on our business of the regulatory environment and complexities with compliance related to such environment; (iv) our ability to respond to general economic conditions; (v) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (vi) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth  and other risks and uncertainties more fully in the section captioned "Risk Factors" in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-267907) and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: jnvr@crescendo-ir.com

(Tables follow)

JANOVER INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,924,238	$5,075,609
Accounts receivable	120,779	86,138
Prepaid expenses	132,146	130,430
Total current assets	4,177,163	5,292,177
Property and equipment, net	33,137	28,137
Intangible assets, net	604,348	675,957
Goodwill	606,666	606,666
Other assets	18,107	18,107
Right of use asset	50,619	62,781
Total assets	$5,490,040	$6,683,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$212,172	$539,136
Deferred revenue	83,233	83,228
Right of use liability, current portion	54,502	52,731
Total current liabilities	349,907	675,095
Contingent consideration	178,819	178,819
Right of use of liability	-	13,933
Total liabilities	528,726	867,847

Stockholders' equity:
Series A Preferred stock, $0.00001 par value, 100,000 shares authorized, 10,000 shares issued and outstanding as of both March 31, 2024 and December 31, 2023
Series B Preferred stock, $0.00001 par value, 1,000 shares authorized, 0 shares issued and outstanding as of both March 31, 2024 and December 31, 2023	-	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 11,064,576 and 11,046,981 shares issued and outstanding as of March 31, 2024 and Deember 31, 2023, respectively	110	110
Additional paid-in capital	12,568,730	12,459,343
Accumulated deficit	(7,607,526)	(6,643,475)
Total stockholders' equity	4,961,314	5,815,978
Total liabilities and stockholders' equity	$5,490,040	$6,683,825

JANOVER INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Revenues	$411,137	$467,240
Cost of revenues	8,633	-
Gross profit	402,504	467,240

Operating expenses:
Sales and marketing	415,626	293,745
Research and development	173,384	105,200
General and administrative	758,761	342,315
Depreciation and amortization	72,985	-
Total operating expenses	1,420,756	741,260
Loss from operations	(1,018,252)	(274,020)

Other income:
Change in fair value of future equity obligations	-	45,710
Interest income	51,079	6,695
Other income	3,122	1,429
Total other income	54,201	53,834
Net loss	$(964,051)	$(220,186)

Weighted average common shares outstanding - basic and diluted	11,061,839	7,064,008
Net loss per common share - basic and diluted	$(0.09)	$(0.03)

JANOVER INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(964,051)	$(220,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	72,985	-
Stock-based compensation	108,155	99,156
Change in fair value of future equity obligations	-	(45,710)
Changes in operating assets and liabilities:
Accounts receivable	(34,641)	(77,423)
Prepaid expenses	(1,716)	-
Accounts payable and accrued expenses	(326,964)	30,429
Deferred revenue	5	-
Net cash used in operating activities	(1,146,227)	(213,734)
Cash flows from investing activities:
Purchase of property and equipement	(6,376)	-
Net cash used in investing activities	(6,376)	-
Cash flows from financing activities:
Exerecise of stock options	1,232	-
Net cash provided by financing activities	1,232	-
Net change in cash	(1,151,371)	(213,734)
Cash at beginning of period	5,075,609	981,125
Cash at end of period	$3,924,238	$767,391

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

JANOVER INC.

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(964,051)	$(220,186)

Add (subtract):

Stock-based compensation	108,155	99,156
Depreciation and amortization	72,985	-
Other income	54,201	53,834
Adjusted EBITDA	$(837,112)	$(174,865)

	Three Months Ended
	March 31,
	2024	2023
Consolidated Reconciliation of GAAP Net Loss per share to Adjusted EBITDA per share:

Net loss per share - basic and diluted	$(0.09)	$(0.03)

Add (subtract):

Stock-based compensation	0.01	0.01
Depreciation and amortization	0.01	-
Other income	-	0.01
Adjusted EBITDA per share	$(0.07)	$(0.03)

Non-GAAP Financial Measures

To provide investors and the market with additional information regarding our financial results, we have disclosed adjusted EBITDA and adjusted EBITDA per share, non-GAAP financial measures that we calculate as net loss excluding; stock-based compensation expense; depreciation and amortization; and other income. We have provided reconciliations of adjusted EBITDA to net loss and adjusted EBITDA per share to earnings per share, the most directly comparable GAAP financial measures.

We have included adjusted EBITDA and adjusted EBITDA per share, herein, because they are key measures used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA per share provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.